Zion Oil & Gas Newsletter

October 1, 2010
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Dear Shareholder and/or Friend of Zion

As you can read below, Zion's current drilling operations in Israel continue apace.

In addition, Zion is holding a Rights Offering for every stockholder who held Zion stock on September 28, 2010.

On September 20, 2010, we announced that we would soon be launching a rights offering. Please click here to read the press release.

For full details of the rights offering please review the prospectus supplement (that contains a description of the rights offering and other information) that was filed with the SEC on September 29, 2010, but for your ease of reference, here are some of the basic details.

Under the rights offering, Zion will distribute (at no cost to stockholders) non-transferable subscription rights to holders of Zion’s common stock on the close of business on the record date of September 28, 2010, to purchase their pro rata portion of approximately 3.8 million Units of Zion’s securities Unit at a purchase price of $5.00 per Unit.

ONE UNIT (purchase price $5.00) consists of: ONE SHARE of Zion’s common stock plus ONE WARRANT to purchase an additional share of Zion's common stock at an exercise price of $4.00

Under the rights offering, stockholders of record on September 28, 2010 will have the right to subscribe for EIGHTEEN Units for every ONE HUNDRED shares of common stock owned on the record date, equivalent to 0.18 subscription rights for each share of common stock owned on September 28, 2010.

If the Company receives valid subscriptions for all of the Units available under the rights offering, then the gross proceeds of the offering will be approximately $19 million, before offering related expenses which we estimate should not exceed $150,000. This figure does not include proceeds, if any, from any future exercises of the Warrants included in the Units.

The Warrants, which will be issued together with the shares of Common Stock included in the Units, will be exercisable for a two year period, beginning on the closing date following the expiration of the rights offering, at a per share exercise price of $4.00.

The rights offering is planned to continue until November 15, 2010 (subject to Zion’s right to extend the offering).

The rights offering will include an over-subscription privilege, allowing a stockholder who exercises all of its basic subscription privilege the right to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of Units among stockholders exercising their over-subscription right.

The proceeds of the rights offering will be used to further our oil and gas exploration program and, depending on the amounts raised, implement our plans to establish a drilling company to acquire control of the rig currently being used in drilling the Ma'anit-Joseph #3 well, as well as general corporate purposes.

As soon as practicably possible, we plan to mail to holders of Zion's common stock (as of the close of business on September 28, 2010) a copy of the prospectus supplement, subscription materials and other items necessary for exercising the rights.

Shareholders who hold their shares in a bank or broker name will receive the rights offering material from their bank or broker.

Please note that this Newsletter is neither an offer nor a solicitation of any offer. The securities are offered by prospectus only, and only within those States and other jurisdictions in which the securities may be sold, and this Newsletter is neither an offer to sell nor a solicitation of any offer to buy in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction. The rights offering will be made by means of a prospectus supplement that was filed on September 29, 2010, (File No. 333-164563).

We will place some FAQs (Frequently Asked Questions) on our website at:

www.zionoil.com/investor-center

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Thomson Reuters Correspondent at the Ma'anit-Joseph #3 Wellsite

On Monday, September 27, 2010, a Thomson Reuters Correspondent visited the Ma'anit-Rehoboth #3 wellsite. There is still much interest in oil and gas exploration in Israel, especially because of the size of some of the recent gas discoveries. The Correspondent told me that Reuters plan to run an 'in-depth' article about oil and gas exploration, due to the great interest being shown in the subject. He was very interested in our operations and I would not be surprised if he pays us a return visit quite soon.

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Left to Right: Ilan Sheena (Zion's Managing Director of the Israel Office) and Richard Rinberg (Zion's CEO) at Israel's Chamber of Commerce, Tel Aviv.

On Sunday, September 19, 2010, Zion attended a meeting at Israel's Chamber of Commerce. The meeting was attended by representatives of all the main oil & gas companies exploring for hydrocarbons in Israel, both onshore and offshore. The purpose of the meeting was to create an organization that will represent the oil and gas industry to the government, the press, or anyone else, as required. At present, there is no representative trade body for the oil & gas industry. I see this as another welcome step in the development of Israel's oil & gas industry.

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Finally, here is an update regarding our current drilling operations.

On August 26, 2010, we announced that drilling operations had begun on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel, and that the drilling operations were expected to last approximately six months.

Following our suspension of drilling activities for Yom Kippur, spanning the period from the evening of September 17 through to the end of daylight on September 18, we resumed drilling a 17-1/2” hole reaching a total depth of approximately 3,965 feet.

When drilling of the 17-1/2” section was completed, we acquired open-hole well log data that provides us with useful geologic information about the rock already penetrated by the drill bit.  Following the logging operation, the next length or “string” of casing (13-3/8” in diameter) was run into the hole and cemented in place.

After a string of casing is cemented in place, integrity tests are performed to ensure the cement bond is adequate for the anticipated well conditions.  In addition to these pressure tests, a cement bond log is run that gives a visual indication of the cement bond integrity between the casing and rock face.  The results of these tests run on the Ma’anit-Joseph #3 well were ‘favorable’ allowing us to proceed with drilling the next hole section.

In addition to conducting periodic well integrity tests, we also conduct frequent tests of our surface blow-out prevention equipment.  During the past two weeks we conducted such tests and confirmed our surface safety equipment to be in good working order.

One of the safety signs at the Ma'anit-Joseph #3 Wellsite

So with the 13-3/8” casing firmly in place, we began drilling the next section of hole.  As of Friday October 1, we are drilling a 12-1/4” hole at a depth of approximately 1,453 meters (4,767 feet).  Drilling this section of the well is expected to require approximately four weeks.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, the successful establishment of the drilling subsidiary and the negotiation and execution of definitive agreements with the current owner of the drilling rig with respect thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE
Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Mike Williams at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 214-221-4610. ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~